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                                                                    Exhibit 99.1



                                 PRESS RELEASE


The Board of Directors of the Citizens Bank of Forsyth County announce that effective August 27, 1999, President and CEO, David H. Denton resigned his position to pursue other business interests. Executive Vice President Jimmy S. Fagan has assumed the role of President and CEO on an interim basis. Mr. Fagan is a lifelong resident of Forsyth County and is well known and respected in banking circles throughout the state.